Exhibit 3.1.27

SCHEDULE 'A'

Liberty Property Limited Partnership
Partnership Interests
As of December 31, 2012

	Number of
	Partnership
Limited Partners	Interests	%

Balitsaris, Peter	58,542	0.0479%
Carr, Claiborn	115,000	0.0941%
Denny, Joseph	260,250	0.213%
Felix, Jill	130,043	0.1064%
Fenza, Robert	195,043	0.1596%
Fitzgerald, Ward	14,491	0.0119%
Goldschmidt, Robert	—	—%
Hagan, Michael	14,491	0.0119%
Hammers, David	244,426	0.2%
Kiel, Bob	14,491	0.0119%
Kline, Earl	19,128	0.0157%
Lutz, Jim	37,312	0.0305%
Mazzarelli, James	14,491	0.0119%
Messaros, Sharron	7,245	0.0059%
Morrissey, Mary Beth	14,491	0.0119%
Price, Leslie	60,000	0.0491%
Reichert, Joseph	—	—%
Joseph Reichert Estate	27,242	0.0223%
Marital Trust for Susannah Rouse	460,418	0.3768%
Trust for Congdon Children	85,347	0.0698%
Trust for Hammers Children	95,348	0.078%
Trust for Mary Rouse	13,621	0.0111%
Trust for Anne Rouse	13,621	0.0111%
Trust for Rouse Younger Children	81,726	0.0669%
Trust for Laurie Hammers	5,506	0.0045%
Weitzmann, Mike	42,312	0.0346%
Liberty Special Purpose Trust	10,574	0.0087%
Thomas, Rebecca	8,076	0.0066%
Trust for J. Ryan Lingerfelt	15,625	0.0128%
Trust for Justin M. Lingerfelt	15,625	0.0128%
Trust for Daniel K. Lingerfelt	15,625	0.0128%
Trust for Catherine E. Lingerfelt	15,625	0.0128%
Lingerfelt, Alan T.	268,750	0.2199%
L. Harold Lingerfelt Exempt Family Trust	73,621	0.0602%
L. Harold Lingerfelt Non-Exempt Family Trust	73,621	0.0602%
L. Harold Lingerfelt Exempt Marital Trust	8,566	0.007%
L. Harold Lingerfelt Non-Exempt Marital Trust	8,567	0.007%

David L. Lingerfelt Revocable Trust	30,674	0.0251%
Morris U. Ferguson Family Trust	6,000	0.0049%
Lingerfelt, Carl C.	10,900	0.0089%
Wright, Murray H.	7,500	0.0061%
Robert M. Latimer and Erle Marie Latimer Revocable Trust	12,500	0.0102%
Norman G. Samet Revocable Trust	14,013	0.0115%
Mann, Bernard	14,012	0.0115%
Rouse & Associates Maryland Ptshp	20,000	0.0164%
Helwig, A. Carl	169,737	0.1389%
Sunday, James J.	72,348	0.0592%
Walters, Charles J.	100,723	0.0824%
Stanford Baratz Revocable Trust	9,044	0.0074%
F. Greek Logan Properties, LLC	33,682	0.0276%
Virginia Acquisition I, LLC	228,144	0.1867%
David Mandelbaum	228,144	0.1867%
Nathan Mandelbaum	228,144	0.1867%

Preferred Limited Partners
BSSF RP Holdings LLC - Series E		N/A
GSEP 2005 Realty Corp. - Series F		N/A
GSEP 2006 Realty Corp. - Series G		N/A
James Baker - Series I-2		N/A
Del Heil - Series I-2		N/A
Luke V. McCarthy - Series I-2		N/A
Forbes W. Burdette - Series I-2		N/A
Goodman Family Trust Dated 10/29/03 - Series I-2		N/A
Roger J. Roelle - Series I-2		N/A
Debbie Christensen - Series I-2		N/A
Kris Nielsen - Series I-2		N/A
John R. Provine - Series I-2		N/A
Hubbell Realty Corporation - Series I-2		N/A
Jack W. Shoemaker - Series I-2		N/A
Ronald E. Soderling, TTEE - Series I-2		N/A

General Partner

Liberty Property Trust	GP	96.9521%

Total Ownership		100%

General Partner - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.